UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2021

OptimizeRx Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-38543	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248-651-6568

                           Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	OPRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

The following “Description of Common Stock” is filed for the purpose of updating the description of the common stock of OptimizeRx Corporation (“we,” “our,” “us” and the “Company”). The “Description of Common Stock” modifies and supersedes any prior description of the common stock of the Company in any registration statement or report filed with the Securities and Exchange Commission (the “Commission”) and will be available for incorporation by reference into certain of the Company’s filings with the Commission pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and forms promulgated thereunder.

Description of Common Stock

Authorized Capitalization

Our articles of incorporation provide for authorized capital stock of 166,666,667 shares of common stock, par value $0.001 per share, and 10,000,000 shares of undesignated preferred stock, par value $0.001 per share. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any then outstanding preferred stock. As of the date hereof, no shares of preferred stock are outstanding. Our board of directors, subject to the provisions of our articles of incorporation and limitations imposed by law, has the authority to designate, from time to time and without stockholder approval, preferred stock in one or more series, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating to such series.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as our board may from time to time determine.

Voting Rights

Each holder of record of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of the stockholders. If a quorum is present, unless our articles of incorporation, our bylaws, the rules or regulations of any stock exchange applicable to us, or applicable law provide for a different proportion, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. If a quorum is present, unless otherwise provided by our articles of incorporation or bylaws, directors shall be elected by a plurality of the votes cast.

No Preemptive or Other Rights

Holders of our common stock are not entitled to preemptive, subscription, cumulative voting or conversion rights and there are no redemption or sinking fund provisions applicable to our common stock.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any preferred stock that may at the time be outstanding.

Certain Anti-Takeover Effects of our Articles of Incorporation and Bylaws and Nevada Law

Certain provisions of our articles of incorporation and bylaws, and certain provisions of the Nevada Revised Statutes (“NRS”) may have an effect of delaying, deferring or preventing a change in control of the Company.

Undesignated Preferred Stock. Our board of directors is authorized to approve the issuance of preferred stock without stockholder approval and to determine the number of shares, the designations and the relative preferences, rights, restrictions and qualifications of any series of preferred stock. As a result, our board of directors could, without stockholder approval, authorize the issuance of preferred stock with voting, dividend, redemption, liquidation, sinking fund, conversion and other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of the Company’s capital stock or that could have the effect of delaying, deferring or preventing a change in control.

No Stockholder Action by Written Consent. Our bylaws prohibit stockholders from acting by written consent. Accordingly, stockholder action must take place at an annual or a special meeting of the Company’s stockholders.

Board Vacancies.  Subject to any rights of the holders of preferred stock, if any, vacancies on our board of directors, howsoever resulting, may be filled only by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor is duly elected and qualified.

Removal of Directors. Our bylaws provide that, subject to any rights of the holders of preferred stock, if any, and except as otherwise provided in the NRS, any director, or the entire Board, may be removed from office by the affirmative vote of the holders of not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote at an annual or special meeting of the stockholders duly noticed and called in accordance with our bylaws. NRS 78.335 generally requires the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote in order to remove an incumbent director.

 Advance Notice Requirements.  Stockholders wishing to nominate persons for election to our board of directors at an annual meeting or to propose any business to be considered by our stockholders at an annual or special meeting must comply with certain advance notice and other requirements set forth in our bylaws. Likewise, if our board of directors has determined that directors shall be elected at a special meeting of stockholders, stockholders wishing to nominate persons for election to our board of directors at such special meeting must comply with certain advance notice and other requirements set forth in our bylaws.

Nevada Anti-Takeover Statutes. Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and at least sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These laws generally apply to Nevada corporations with 200 or more stockholders of record.

In addition, NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer, 1859 Whitney Mesa Dr, Henderson, NV 89014, telephone: (702) 974-1444.

Listing

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “OPRX.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMIZERX CORPORATION

Date: August 31, 2021	By:	/s/ Douglas P. Baker
	Name:	Douglas P. Baker
	Title:	Chief Financial Officer

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